Exhibit 99.1

        Ohio Legacy Corp Announces Second Quarter Earnings of
           $0.08 Per Share Versus Loss of -$0.07 Per Share

    WOOSTER, Ohio--(BUSINESS WIRE)--Aug. 7, 2003--Ohio Legacy Corp (NASDAQ:OLCB), the parent of Ohio Legacy Bank, N.A. ("Bank"), today reported net income for the three months ending June 30, 2003, of $160,000 or $0.08 per share, an 18% increase in net income from the first quarter of 2003. The Company incurred a loss of ($64,000) or ($0.07) per share during the second quarter of 2002. During the second quarter of 2003, net loans increased $5.7 million to $87.4 million and deposits increased $2.5 million to $118.6 million.
    Net interest income - During the three months ended June 30, 2003, net interest income was $1.0 million compared to $641,000 during the second quarter of 2002, primarily as a result of a higher balance of interest-earning assets. Net interest margin improved to 3.09% in 2003 from 2.38% in the second quarter of 2002 and 2.90% during the first quarter of 2003. Interest rate spread improved to 2.75% during the second quarter of 2003 compared to 2.19% during the second quarter of 2002 and 2.53% during the first quarter of 2003. The yield on interest-earning assets fell to 5.85% during the second quarter of 2003 compared to 6.24% in the second quarter of 2002. A shift from securities to loans during the second quarter of 2003 kept the yield steady compared to the 5.82% earned during the first quarter of 2003. The Company's cost of funds declined to 3.10% in the second quarter of 2003, compared to 4.05% in the second quarter of 2002 and 3.29% in the first quarter of 2003, as approximately 17% of the certificate of deposit portfolio repriced downward during the second quarter of 2003.
    Noninterest income - Total noninterest income was $105,000 for the three months ended June 30, 2003, compared to $62,000 for the same period in 2002. The 2003 amount includes $17,000 of gains from the sale of securities. Annualized noninterest income, excluding gains on securities sales, improved as a percent of average assets to 0.25% during the second quarter of 2003 compared to 0.22% during the second quarter of 2002 and 0.20% during the first quarter of 2003.
    Noninterest Expense - Total noninterest expense increased to $873,000 for the three months ended June 30, 2003, as compared to $642,000 for the same period in 2002 and $856,000 in the first quarter in 2003. The Company's efficiency ratio improved to 79.8% during the second quarter of 2003 compared to 91.3% during the second quarter of 2002 and 84.4% during the first quarter of 2003 while annualized noninterest expense as a percent of average assets increased to 2.51% in the second quarter of 2003 compared to 2.26% in 2002 and 2.49% during the first quarter of 2003. This dichotomy is caused by the significant improvement in the Company's net interest margin as a result of falling deposit rates outweighing the increase in overhead expenses and slower asset growth.
    Salaries and benefits are higher in 2003 reflecting a higher level of employment at the Bank, including the hiring of two new members of management and additional support staff hired during the second half of 2002 to support the lending function and the Millersburg branch launched in early 2002. Salaries and benefits will continue to increase as the Bank hired a Chief Operations Officer ("COO") in July 2003 and plans to hire additional lenders during the second half of this year. However, these investments should provide for higher profitability in the future through the increase in loan volume with the addition of lenders and improvement in overhead efficiency to be gained through the dedicated oversight and standardization of operations in each of the Bank's offices by the COO. Commenting on future growth plans, L. Dwight Douce, President and CEO of the Company said, "Our strategic plan calls for sound but strong growth in assets and profitability. We are laying the foundation for an efficient and flexible Bank through the hiring of key management members. Additionally, we plan to focus our lending team on further penetration of our existing market areas by hiring experienced and competent commercial lending officers."
    Professional fees have increased as the Bank utilized outside consultants to assist management with the OCC Agreement, described below, and enhance the corporate governance and oversight responsibilities of management and the board of directors under the requirements of the Sarbanes-Oxley Act and new rules promulgated by the National Association of Securities Dealers. Management expects professional fees to increase over prior year comparable quarters as the Company continues to address the compliance and information technology reviews required by the OCC Agreement.
    Loans - At June 30, 2003, the loan portfolio (before the allowance for loan losses) was $88.4 million, an increase of $9.2 million from December 31, 2002, and $5.7 million during the quarter. "We are pleased with the performance of our loan portfolio during the second quarter of 2003," added Mr. Douce. "Even as we experience competitive pressures as a result of continued low interest rates, we were able to grow all loan types during the second quarter, with our commercial credits leading the increase. Additionally, our loan portfolio continued to yield over 7% during the second quarter. However, the reduction in short-term rates, especially the Prime rate, in late June will have some impact on our loan yield. While only 20% of our loan portfolio is based on Prime, the overall rate environment will probably lower the yields on new loans added during the third quarter."
    Asset Quality - The Company's provision for loan losses was $78,000 during the three months ended June 30, 2003, compared to $125,000 during the quarter ended June 30, 2002, and $80,000 during the quarter ended March 31, 2003. However, the allowance for loan losses as a percentage of total loans increased to 1.09% at June 30, 2003, compared to 1.06% at December 31, 2002, and 1.07% at March 31, 2003. Net charge-offs during the three months ended June 30, 2003, totaled $3,000. At June 30, 2003, the Company had three nonperforming assets with total balances of $35,000, including $33,000 in nonaccrual status. Mr. Douce responded, "While we did see loans move into the ninety day past due and nonaccrual categories during the second quarter, we're comfortable with the quality of assets in our loan portfolio and its resilience to the challenging economic times and increasing unemployment."
    Regulatory Matters - On June 18, 2002, Ohio Legacy Bank and the Office of the Comptroller of the Currency ("OCC") entered into an agreement ("OCC Agreement") to address certain issues identified during the OCC's examination of the Bank in January 2002. The Bank is enhancing its comprehensive staffing plan, as required by the OCC Agreement, and is working to improve internal controls related to operations and information security. Among other requirements, the OCC Agreement restricts the Bank's average asset growth to no more than 5% each calendar quarter.

    About Ohio Legacy Corp

    Ohio Legacy Corp is a bank holding company headquartered in Wooster, Ohio. Its operating subsidiary, Ohio Legacy Bank, N.A., provides financial services to small businesses and consumers though three full-service banking locations in Canton, Millersburg and Wooster, Ohio.

    Forward-Looking Statements Disclosure

    This release contains certain forward-looking statements related to the future performance and financial condition of Ohio Legacy Corp. These statements, which are subject to numerous risks and uncertainties, are presented in good faith based on the Company's current condition and management's understanding, expectations, and assumptions regarding its future prospects as of the date of this release. Actual results could differ materially from those projected or implied by the statements contained herein. The factors that could affect the Company's future results are set forth in the periodic reports and registration statements filed by the Company with the Securities and Exchange Commission.

                           OHIO LEGACY CORP
                      CONSOLIDATED BALANCE SHEETS
                 June 30, 2003, and December 31, 2002

                                             June 30,    December 31,
                                               2003          2002
                                           ------------- -------------
                                            (unaudited)
ASSETS
Cash and due from banks                      $6,120,308    $5,301,451
Federal funds sold                            9,745,000    10,418,000
                                           ------------- -------------
  Cash and cash equivalents                  15,865,308    15,719,451
Securities available for sale                35,543,333    38,722,169
Loans, net                                   87,405,580    78,291,832
Federal Reserve Bank stock                      537,900       318,900
Premises and equipment, net                   2,116,961     2,185,108
Accrued interest receivable and other
 assets                                       1,012,021       810,017
                                           ------------- -------------

    Total assets                           $142,481,103  $136,047,477
                                           ============= =============

LIABILITIES
Deposits:
  Noninterest-bearing demand                 $6,078,109    $4,992,413
  Interest-bearing demand                     7,862,407     7,206,953
  Savings                                    42,141,977    39,886,817
  Certificates of deposit                    62,526,410    62,805,167
                                           ------------- -------------
    Total deposits                          118,608,903   114,891,350
Other borrowed funds                                  -       105,000
Trust preferred securities                    3,325,000     3,325,000
Capital lease obligations                       980,174       983,439
Accrued interest payable and other
 liabilities                                  3,236,170     1,739,633
                                           ------------- -------------
    Total liabilities                       126,150,247   121,044,422

SHAREHOLDERS' EQUITY
Preferred stock, no par value, 500,000
 shares authorized, none outstanding                  -             -
Common stock, no par value, 5,000,000
 shares authorized, 2,115,700 and
 1,965,700 shares issued and
 outstanding at June 30, 2003, and
 December 31, 2002, respectively             17,678,955    16,546,465
Accumulated deficit                          (1,868,585)   (2,164,585)
Accumulated other comprehensive income          520,486       621,175
                                           ------------- -------------
    Total shareholders' equity               16,330,856    15,003,055
                                           ------------- -------------

      Total liabilities and shareholders'
    equity                                 $142,481,103  $136,047,477
                                           ============= =============

Book value per share, end of period               $7.71         $7.63
                                           ============= =============



                           OHIO LEGACY CORP
                 CONSOLIDATED STATEMENTS OF OPERATIONS
      For the three and six months ending June 30, 2003 and 2002

                         Three Months Ending     Six Months Ending
                              June 30,               June 30,
                       ----------------------- -----------------------
                           2003        2002        2003        2002
                       ----------- ----------- ----------- -----------
Interest income:
  Loans                $1,517,081  $1,259,810  $2,944,736  $2,312,449
  Securities              353,978     381,649     794,215     646,456
  Federal funds sold
   and other               33,669      40,118      63,516      73,158
                       ----------- ----------- ----------- -----------
    Total interest
     income             1,904,728   1,681,577   3,802,467   3,032,063

Interest expense:
  Deposits                787,398     934,415   1,627,272   1,746,423
  Other borrowings        111,111     106,029     223,754     131,255
                       ----------- ----------- ----------- -----------
    Total interest
     expense              898,509   1,040,444   1,851,026   1,877,678
                       ----------- ----------- ----------- -----------

Net interest income     1,006,219     641,133   1,951,441   1,154,385

Provision for loan
 losses                    77,500     125,000     157,500     250,956
                       ----------- ----------- ----------- -----------

Net interest income
 after provision for
 loan losses              928,719     516,133   1,793,941     903,429

Noninterest income:
  Service charges and
   other fees              85,696      59,653     152,256     116,211
  Gain on sales of
   securities              16,640           -      74,489           -
  Other income              2,322       2,042       4,976       3,823
                       ----------- ----------- ----------- -----------
    Total other income    104,658      61,695     231,721     120,034

Noninterest expense:
  Salaries and benefits   355,882     277,839     736,042     514,167
  Occupancy and
   equipment              137,797     122,042     276,971     219,720
  Professional fees       129,541      50,580     209,805      97,418
  Franchise tax            46,197      22,106      94,997      48,369
  Data processing          76,515      58,572     152,576     110,688
  Marketing and
   advertising             25,650      21,980      53,897      37,848
  Stationery and
   supplies                21,339      24,525      40,095      49,078
  Other expenses           80,456      64,067     165,279     111,835
                       ----------- ----------- ----------- -----------
    Total noninterest
     expense              873,377     641,711   1,729,662   1,189,123
                       ----------- ----------- ----------- -----------

Income before income
 taxes                    160,000     (63,883)    296,000    (165,660)

Income tax benefit
 (expense)                      -           -           -           -
                       ----------- ----------- ----------- -----------

Net income (loss)        $160,000    $(63,883)   $296,000   $(165,660)
                       =========== =========== =========== ===========

Basic earnings (loss)
 per share                  $0.08      $(0.07)      $0.14      $(0.17)
Diluted earnings (loss)
 per share                  $0.08      $(0.07)      $0.14      $(0.17)

Basic weighted average
 shares outstanding     2,115,700     965,500   2,101,612     965,500
Diluted weighted
 average shares
 outstanding            2,118,674     965,500   2,103,450     965,500




                           OHIO LEGACY CORP
                       QUARTERLY BALANCE SHEETS
                        (Dollars in thousands)

                         2003                        2002
               ------------------- -----------------------------------
                 June 30    March 31   Dec. 31    Sept. 30   June 30
                ---------- ---------- ---------- ---------- ----------

Cash and cash
 equivalents      $15,865     $8,349    $15,719     $9,816     $9,616
Securities         35,543     40,562     38,722     30,750     35,847
Loans              88,372     82,636     79,129     75,509     70,604
Allowance for
 loan losses         (966)      (891)      (837)      (739)      (635)
Premises and
 equipment, net     2,117      2,146      2,185      2,231      2,287
Other assets        1,550      5,174      1,129      1,183      1,146
                ---------- ---------- ---------- ---------- ----------
  Total assets   $142,481   $137,976   $136,047   $118,750   $118,865
                ========== ========== ========== ========== ==========

Noninterest-
 bearing demand    $6,078     $5,264     $4,992     $3,882     $5,620
Interest-bearing
 demand             7,862      6,537      7,207      5,823      5,678
Savings            42,142     40,559     39,886     38,208     41,773
Certificates of
 deposit           62,527     63,751     62,806     58,188     53,861
                ---------- ---------- ---------- ---------- ----------
  Total deposits  118,609    116,111    114,891    106,101    106,932
Other borrowings    4,305      4,307      4,413      4,415      4,416
Other
 liabilities        3,236      1,448      1,740        847        576
                ---------- ---------- ---------- ---------- ----------
   Total
    liabilities   126,150    121,866    121,044    111,363    111,924
Shareholders'
 equity            16,331     16,110     15,003      7,387      6,941
                ---------- ---------- ---------- ---------- ----------
   Total
    liabilities
    and
    shareholders'
    equity      $ 142,481  $ 137,976   $136,047  $ 118,750  $ 118,865
                ========== ========== ========== ========== ==========

LOAN PORTFOLIO:
----------------
Commercial        $12,924    $12,196    $10,206    $10,323     $8,924
1-4 family
 residential       32,483     31,455     31,346     29,965     29,376
Multifamily
 residential        6,464      6,383      6,732      5,702      4,268
Commercial real
 estate            21,006     20,051     18,385     18,262     17,469
Construction        5,949      4,675      4,636      3,985      3,751
Consumer and
 home equity        9,677      8,022      7,926      7,371      6,908
Net deferred
 loan fees           (131)      (146)      (102)       (99)       (92)
                ---------- ---------- ---------- ---------- ----------
   Loans          $88,372    $82,636    $79,129    $75,509    $70,604
                ========== ========== ========== ========== ==========

QUARTERLY
 AVERAGES:
----------
Fed funds and
 securities (1)   $46,243    $50,804    $40,816    $38,039    $39,063
Loans              84,898     79,346     75,692     73,068     68,945
Total interest-
 earning assets   131,141    130,150    116,508    111,107    108,008
Total assets      139,038    137,793    124,255    118,736    113,814
Total assets,
 year to date     138,109               112,138               102,780
Interest-bearing
 deposits         111,936    111,305    107,062    101,680     98,515
Other borrowings
 and leases         4,306      4,405      4,414      4,416      4,420
Total interest-
 bearing
 liabilities      116,242    115,710    111,476    106,096    102,935
Shareholders'
 equity            16,220     15,557      7,325      7,164      6,757
Shareholders'
 equity, year to
 date              15,667                 6,998                 6,750

(1) Includes Federal Reserve Bank stock not classified in securities on the consolidated balance sheets



                           OHIO LEGACY CORP
                  QUARTERLY STATEMENTS OF OPERATIONS
             (Dollars in thousands, except per share data)

                                   2003                2002
                             ---------------- ------------------------
For the three months ending  June 30 March 31 Dec. 31 Sept. 30 June 30
                             ------- -------- ------- -------- -------

Interest income              $1,905   $1,898  $1,800   $1,740  $1,681
Interest expense               (899)    (953)   (973)    (981) (1,040)
                             ------- -------- ------- -------- -------
  Net interest income         1,006      945     827      759     641
Provision for loan losses       (78)     (80)    (98)    (104)   (125)
Noninterest income              105      127      73       67      62
Noninterest expense            (873)    (856)   (731)    (678)   (642)
                             ------- -------- ------- -------- -------
   Net income (loss)           $160     $136     $71      $44    $(64)
                             ======= ======== ======= ======== =======

Income (Loss) per share,
 diluted                      $0.08    $0.07   $0.07    $0.05  $(0.07)
Common and dilutive shares    2,119    2,088   1,042      966     966

SELECTED RATIOS:
----------------
Net interest margin (1)        3.09%    2.90%   2.84%    2.73%   2.38%
Yield on interest-earning
 assets                        5.85%    5.82%   6.18%    6.27%   6.24%
Cost of funds                  3.10%    3.29%   3.49%    3.70%   4.05%
Interest rate spread (2)       2.75%    2.53%   2.69%    2.57%   2.19%
Efficiency ratio (3)           79.8%    84.4%   81.2%    82.0%   91.3%
Allowance as a percent of
 loans                         1.09%    1.07%   1.06%    0.98%   0.90%
Net loans as a percent of
 deposits                      73.7%    70.4%   68.1%    70.5%   65.4%
Annualized net charge-offs to
 loans                         0.01%    0.13%   0.00%    0.00%   0.00%
Annualized noninterest income
 to average assets (4)         0.25%    0.20%   0.24%    0.23%   0.22%
Annualized noninterest
 expense to average assets     2.51%    2.49%   2.35%    2.28%   2.26%
Annualized return on average
 assets                        0.46%    0.39%   0.23%    0.15%     NM
Annualized return on average
 equity                        3.95%    3.50%   3.86%    2.46%     NM

(1) Net interest income, annualized, divided by average interest-earning assets for the period
(2) Difference between the yield on interest-earning assets and the cost of funds
(3) Noninterest expense divided by net interest income and noninterest income, excluding gains on securities sales
(4) Excludes gains on securities sales
NM  Not meaningful

    CONTACT: Ohio Legacy Corp
             L. Dwight Douce or Eric S. Nadeau, 330-263-1955 http://www.ohiolegacycorp.com